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                                                                  EXHIBIT 23(a)

                             Accountants' Consent

The Board of Directors
Hawaiian Electric Industries, Inc.:

We consent to the incorporation by reference in the Registration Statement on Form S-3 of Hawaiian Electric Industries, Inc., registering $300,000,000 of Medium Term Notes, Series D, of our report dated January 23, 2002, relating to the consolidated balance sheets of Hawaiian Electric Industries, Inc. and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the years in the three-year period ended December 31, 2001, which report is incorporated by reference in the 2001 annual report on Form 10-K of Hawaiian Electronic Industries, Inc. We also consent to the incorporation by reference of our report dated January 23, 2002, relating to the financial statements schedules of Hawaiian Electric Industries, Inc. in the aforementioned 2001 annual report on Form 10-K, which report is included in said Form 10-K and to the reference to our firm under the heading "Experts" in the prospectus.

Our reports refer to a change to the accounting method for derivative instruments and hedging activities.

/s/  KPMG LLP

Honolulu, Hawaii
May 7, 2002

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